CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1991 Non-Qualified Employee Stock Option Plan and the 1992 Non-qualified Non-Employee Director Stock Option Plan of Celerity Solutions, Inc. (formerly Capitol Multmedia, Inc.) of our report dated December 3, 1997, with respect to the financial statements of Somerset Automation, Inc. included in the report on Form 8-KA filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
July 16, 1998

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